March 28, 2017

Edward J Aruda, CEO Vet Online Supply Inc.
1401 Market Street
PMB 309
San Diego, CA 92101

Consulting, Public Relations and Marketing Letter Agreement.

This letter shall serve as an agreement (this "Agreement") by and between Vet Online Supply Inc. (VTNL) and StockVest whereby StockVest will provide advertising, promotional and marketing services for VTNL in accordance with the terms set forth below.

CONTRACT TERM

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April 1, 2017 – July 1, 2017

SERVICES

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StockVest will begin coverage and launch a market awareness campaign and perform various public and investor relation services including but not limited to, news dissemination, creation and distribution of investor information, double opt-in email campaigns, internet profiles, newsletter features, exposure a various investment related events    and social media feeds.

All services fully comply with all SEC rules, regulations and guidelines.

INITIAL PAYMENT

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In consideration of the foregoing services performed by StockVest, VTNL shall pay a fee of 1,920,000 restricted shares on or before April 1, 2017.

The certificates are to be titled as follows: StockVest

The certificate shall be sent by overnight delivery to:

StockVest 52 Riley Road Suite #376 Celebration, FL 34747

ANTI-DILUTION PROTECTION / ADDITIONAL PAYMENTS

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The purpose of this provision and additional payment is to insure that StockVest will remain the owner of at least 1% of the company’s outstanding shares for a 1 year period.  On April 1, 2018 VTNL shall issue StockVest additional shares as necessary to bring the total number of shares paid to StockVest to equal 1% of the outstanding shares of common stock as of 4/1/2018.  In the event VTNL does not issue the shares as required under this provision, VTNL will be subject to a $5,000 a month penalty until such time as the shares are issued.

REPRESENTATIONS AND INDEMNITY

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This Agreement shall create a binding agreement for the Services, and each party agrees to be bound by the terms and conditions contained herein. Each party represents and warrants to the other that it has the right to enter into this Agreement, and has the ability to perform its obligations hereunder. Each party further represents and warrants that the Services, will not violate or infringe upon the intellectual property rights of any third party; or violate any applicable laws and/or regulations. StockVest makes no representation or warranty as to the effectiveness or level of success of the Campaign. Nothing in this Agreement will be construed as a guarantee regarding the outcome of future stock price. All shares are considered beneficially owned and fully earned upon execution of this agreement, the shares are not compensation for future services.   This document constitutes the entire agreement and understanding of the parties. No verbal agreements are binding.  This Contract shall be governed by the laws of the State of Florida.  Any claims or legal action arising from this contract shall be held in Osceola County, Florida. Each party shall, at its own expense, indemnify, defend, and hold harmless the other party and its affiliates from and against any claim, actions, liabilities, and damages, and any costs or expenses incurred in defending against same (including reasonable attorneys' fees), arising from any breach or alleged breach of the indemnifying party's representations and warranties.

GENERAL

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Neither party shall be liable for failure to perform its obligations under this Agreement in the event of an Act of God, action by any governmental or quasi-governmental entity, fire, flood, insurrection, riot, explosion, power interruption or any condition beyond the reasonable control of the party affected by any such act.

We look forward to starting our business relationship together, and are eager to begin working on your campaign. If the foregoing meets with your approval, please execute this Agreement below and email to Art@StockVest.

/s/Art Brent
StockVest Executive Director

AGREED AND ACCEPTED

AS OF March 28, 2017, BY:

/s/Edward J. Aruda

Edward J Aruda, CEO Vet Online Supply Inc.